UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        December 27, 2004
         Date of Report (Date of earliest event reported)



                  FLEXPOINT SENSOR SYSTEMS, INC.
          (Name of small business issuer in its charter)

           Delaware                 0-24368               87-0620425
(State of incorporation)    (Commission File Number)  (I.R.S. Employer
                                                       Identification No.)

106 West Business Park Drive, Draper, Utah                   84020
(Address of principal executive offices)                  (Zip code)

Registrant's telephone number:   (801) 568-5111


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 27, 2004 our Board of Directors (the "Board") accepted Eric Jergensen's resignation as our Director and the Board designated Ruland J. Gill, Jr. to fill this vacancy. Mr. Gill is 59 years old and is Vice President of Government Affairs and Senior Attorney for Questar Corporation. He has degrees in accounting and law from the University of Utah. He joined Questar Corporation in 1973 and his legal work has been principally in the area of oil and gas exploration and development. He has been involved in government affairs work for over fifteen years. From 1994 to 2002 Mr. Gill served as Chair of the renamed Board of Trustees for Utah School and Institutional Trust Lands. He is a board member of the Utah Manufacturers' Association and Utah Taxpayers Association.

On December 27, 2004 our Board accepted Donald E. Shelley's resignation as our Director and the Board designated Clark M. Mower to fill this vacancy. Mr. Mower is 58 years old and is the co-founder and managing member of Polaris Energy, LLC, which was established in August 2002. From January 2000 to August 2002 he served as Senior Vice President - Mergers and Acquisitions - Merchant Energy Group for El Paso Energy Corporation. From August 1992 to January 2000 he was President and Chief Executive Officer of Bonneville Pacific Corporation. He has over thirty years experience in management in a wide variety of companies.

On December 28, 2004 the Board approved the continuing appointment of John A. Sindt as Chairman of the Board.

On December 28, 2004 the Board appointed Donald E. Shelley as our
Secretary/Treasurer.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FLEXPOINT SENSOR SYSTEMS, INC.


                                  /s/ John A. Sindt
December 28, 2004             By  __________________________________
                                  John A. Sindt, President